Exhibit 99.1
Company Contact:
Pam Scott
Director of Corporate Communications
(509) 777-6393
Red Lion Hotels Reports Second Quarter 2011 Results
SPOKANE, WA, August 4, 2011 - Red Lion Hotels Corporation (NYSE: RLH), a western U.S. based owner and franchisor of midscale hotels, today announced its results for the second quarter ended June 30, 2011.
Comparable hotel basis operating results for the periods included in this release exclude the results of the Red Lion Hotel on Fifth Avenue in Seattle, which was sold in the second quarter of 2011. Following the sale, this property continues to operate as a franchised hotel and, therefore, the company is required to report its financial results in continuing operations.
Overview:
•	Closed $71 million sale of Seattle Fifth Avenue property

•	Negotiating refinance of maturing debt

•	RevPAR for comparable owned and leased hotels increased 6.3 percent year over year

•	ADR for comparable owned and leased hotels up 1.2 percent compared to prior year

•	Occupancy for comparable owned and leased hotels increased 290 basis points over prior year

•	EBITDA before special items decreased $1.9 million to $5.6 million, primarily driven by increased hotel and franchise operating expense
Total revenue reported during the second quarter was $45.4 million. Revenue from hotels of $39.3 million increased slightly compared to $38.6 million in the prior year period. Second quarter 2011 reported net income was $18.6 million, or $0.97 per diluted share, compared to a net loss of $0.1 million, or $0.00 per share, for the prior year period. Second quarter 2011 results include a $33.5 million gain on the sale of Seattle Fifth Avenue which is classified as a special item. EBITDA from continuing operations before special items for the second quarter of 2011 was $5.6 million, compared to $7.5 million for the second quarter of 2010. On a comparable hotel basis, EBITDA from continuing operations before special items was $4.6 million for the quarter compared to $6.1 million in the prior year period.
“The completion of the sale of our Seattle Fifth Avenue property was an important first step in our strategy to restructure our balance sheet and reduce debt,” said President and Chief Executive Officer Jon E. Eliassen. “Unlocking the real estate value on the Seattle property while maintaining the hotel as a franchise affords us the balance sheet flexibility to reduce debt, retire leases or use sale proceeds for other company needs.”

Summary results for the second quarter and six months ended June 30, 2011 and June 30, 2010 follow:

	Three months ended June 30,			Six months ended June 30,
($ in thousands, except per share)	2011	2010	% change	2011	2010	% change

Total revenue, as reported	$45,380	$42,455	6.9%	$79,652	$76,757	3.8%

Results before special items: (1)
EBITDA from continuing operations	$5,601	$7,549	-25.8%	$5,448	$9,421	-42.2%
Net income (loss) from continuing operations	$(363)	$67	n/m	$(5,134)	$(3,372)	-52.3%
Earnings (loss) per share from continuing operations — diluted	$(0.02)	$—	n/m	$(0.27)	$(0.18)	-50.0%

Results as reported:
EBITDA from continuing operations	$39,150	$7,549	n/m	$38,997	$8,202	n/m
Net income (loss) from continuing operations	$18,760	$67	n/m	$13,989	$(4,158)	n/m
Earnings (loss) per share from continuing operations — diluted	$0.98	$0.00	n/m	$0.73	$(0.23)	n/m

(1)	Excludes $33.5 million gain on the sale of the Seattle Fifth Avenue property recorded in the second quarter of 2011 and $1.2 million of separation costs related to the departure of the company’s former President and Chief Executive Officer recorded in the first quarter of 2010.
In addition, on a comparable hotel basis, key hotel operating metrics and hotel revenues and operating margin for the second quarter and six months ended June 30, 2011 and June 30, 2010, are highlighted below for owned and leased hotels:

	Three months ended June 30,			Six months ended June 30,
	2011	2010	change	2011	2010	change

RevPAR (revenue per available room)	$50.43	$47.44	6.3%	$43.56	$42.21	3.2%
ADR (average daily rate)	$82.20	$81.23	1.2%	$80.11	$79.64	0.6%
Occupancy	61.3%	58.4%	2.90	54.4%	53.0%	1.40

Hotels revenue:
Rooms	$26,725	$25,144	6.3%	$45,924	$44,500	3.2%
Food and beverage	8,558	8,806	-2.8%	16,016	16,685	-4.0%
Other revenue	847	855	-0.9%	1,507	1,464	2.9%

Total hotels revenue	$36,130	$34,805	3.8%	$63,447	$62,649	1.3%

Hotel direct operating margin	22.2%	24.6%	-9.8%	16.2%	19.2%	-15.6%
Second Quarter 2011 Results
In the second quarter of 2011, comparable owned and leased hotels occupancy increased 290 basis points to 61.3 percent and ADR increased 1.2 percent to $82.20, both contributing to a 6.3 percent increase in comparable RevPAR year over year. Including franchised hotels, system wide RevPAR on a comparable basis for the quarter increased 6.5 percent, due to a 390 basis point increase in occupancy, with ADR remaining relatively flat.
Second quarter hotel revenue on a comparable basis of $36.1 million increased 3.7 percent from $34.8 million in the prior year period. Rooms revenue increased approximately $1.6 million or 6.3 percent, due to an increase in occupancy and ADR. Food and beverage revenue on a comparable basis declined slightly to $8.6 million versus $8.8 million in the prior year period primarily due to reduced banquet business. Hotel direct operating margin on a comparable basis declined to 22.2 percent during the quarter from 24.6 percent in the same period in 2010. This decline was driven by an increase in operating expenses including labor cost, utility costs and repairs and maintenance.

Franchise revenue remained essentially flat at $0.9 million in the second quarter of 2011. Profitability in the segment was impacted by an increase in lease costs relating to the company’s subleased and franchised Sacramento property.
Revenue in the entertainment segment increased $2.3 million to $4.6 million, driven by a successful 11-day run of Wicked in the Best of Broadway series. Profitability in the entertainment segment was $0.5 million, despite reduced margins in the ticketing portion of the business.
Six Months Ended June 30, 2011 Results
Total revenue on a comparable hotel basis for the six months ended June 30, 2011 was $73.7 million versus $70.2 million in the prior year period. Comparable revenue from hotels of $63.4 million was up $0.8 million, or 1.3 percent. Comparable hotel direct operating margin declined to 16.2 percent from 19.2 percent in the prior year period.
RevPAR for comparable owned and leased hotels increased 3.2 percent driven by a 140 basis point increase in occupancy and a 0.6 percent increase in ADR. Including franchised hotels, system wide RevPAR on a comparable basis for the period increased 4.7 percent due to a 250 basis point increase in occupancy, while ADR remained flat.
Liquidity and Balance Sheet
As of June 30, 2011, the company had approximately $51.5 million in cash and cash equivalents. The company used a portion of the proceeds from the sale of the Seattle Fifth Avenue property to retire the line of credit that was secured by the property. The balance of the proceeds will be used to further reduce debt and lease obligations and for other corporate purposes.
As of June 30, 2011, the company had outstanding debt of $106.3 million, including $30.8 million of trust preferred securities. The company is negotiating a refinance of $24.6 million of debt classified as current.
Capital expenditures for the six months ended June 30, 2011, totaled $3.1 million for hotel improvement projects.
Franchise Update
On June 14, 2011, the company entered into a franchise agreement on the Seattle Fifth Avenue property under which the hotel will continue to operate as a Red Lion.
On May 19, 2011, the company announced that a 109-room limited service hotel in Rancho Cordova officially converted to the Red Lion brand. The Red Lion Inn Rancho Cordova is located near Sacramento, increasing the company’s brand presence in California.
Outlook for 2011
The company is reaffirming its RevPAR guidance for 2011, previously provided on May 5, 2011, based on the outlook for the markets in which the company operates and information available today:
•	Full year 2011 RevPAR for comparable company owned and leased hotels is expected to increase 3 to 5 percent over 2010 on an annual basis.

•	The company expects to invest approximately $11.0 million to $13.0 million in capital improvements in 2011.

Conference Call Information
The company will conduct a conference call on August 4, 2011 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), to discuss the results for interested investors, analysts and portfolio managers. Hosting the call will be President and Chief Executive Officer Jon E. Eliassen and Executive Vice President and Chief Financial Officer Dan Jackson. Executive Vice President and Chief Operating Officer George Schweitzer will also be available to answer questions.
To participate in the conference call, please dial the following number ten minutes prior to the scheduled time: (800) 230-1085. International callers should dial (612) 288-0329.
This conference call will also be webcast live at http://www.redlion.com in the Investor Relations section of the website. To listen to the live call, please go to the Red Lion website at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available at 4:00 p.m. Pacific Time on August 4, 2011, through September 4, 2011, at (800) 475-6701 or (320) 365-3844 (International) access code — 210796. The replay will also be available shortly after the call on the Red Lion website.
About Red Lion Hotels Corporation:
Red Lion Hotels Corporation is a hospitality and leisure Company primarily engaged in the ownership, operation and franchising of midscale hotels under its Red Lion® brand. As of June 30, 2011, the RLH hotel network was comprised of 44 hotels located in eight states and one Canadian province, with 8,457 rooms and 424,387 square feet of meeting space. The Company also owns and operates an entertainment and event ticket distribution business. For more information, please visit the Company’s website at www.redlion.com.
This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). The forward-looking statements in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, economic cycles; international conflicts; changes in future demand and supply for hotel rooms; competitive conditions in the lodging industry; relationships with franchisees and properties; impact of government regulations; ability to obtain financing; changes in energy, healthcare, insurance and other operating expenses; ability to sell non-core assets; ability to locate lessees for rental property; dependency upon the ability and experience of executive officers and ability to retain or replace such officers as well as other matters discussed in the Company’s annual report on
Form 10-K for the year ended December 31, 2010 and in other documents filed by the Company with the Securities and Exchange Commission.

Red Lion Hotels Corporation
Consolidated Statements of Operations
(unaudited)
($ in thousands, except footnotes)

	Three months ended June 30,
	2011	2010	$ Change	% Change

Revenue:
Hotels	$39,276	$38,632	$644	1.7%
Franchise	945	889	56	6.3%
Entertainment	4,640	2,340	2,300	98.3%
Other	519	594	(75)	-12.6%

Total revenues	45,380	42,455	2,925	6.9%

Operating expenses:
Hotels	30,613	28,620	1,993	7.0%
Franchise	1,070	810	260	32.1%
Entertainment	4,138	1,986	2,152	108.4%
Other	435	413	22	5.3%
Depreciation and amortization	4,757	5,164	(407)	-7.9%
Hotel facility and land lease	2,187	1,779	408	22.9%
Loss (gain) on asset dispositions, net (1)	(33,497)	(57)	33,440	n/m
Undistributed corporate expenses	1,553	1,362	191	14.0%

Total expenses	11,256	40,077	(28,821)	-71.9%

Operating income (loss)	34,124	2,378	31,746	n/m

Other income (expense):
Interest expense	(2,272)	(2,314)	42	1.8%
Other income, net	381	9	372	n/m

Income (loss) before income taxes	32,233	73	32,160	n/m

Income tax (benefit) expense	13,473	6	13,467	n/m

Net income (loss) from continuing operations	18,760	67	18,693	n/m

Discontinued operations:
Income (loss) from operations of discontinued business units, net of income tax (benefit) expense of ($66)	—	(129)	129	100.0%

Net income (loss) from discontinued operations	—	(129)	129	100.0%

Net income (loss)	18,760	(62)	18,822	n/m

Less: Net income or loss attributable to noncontrolling interest	(112)	(2)	(110)	n/m

Net income (loss) attributable to Red Lion Hotels Corporation (1)	$18,648	$(64)	$18,712	n/m

Earnings per share — basic
Net income (loss) from continuing operations	$0.99	0.00
Net Income (loss) from discontinued operations	$0.00	0.00
Net income (loss) attributable to Red Lion Hotels Corporation	$0.98	0.00
Weighted average shares — basic (2)	19,023	18,420

Earnings per share — diluted
Net income (loss) from continuing operations	$0.98	0.00
Net Income (loss) from discontinued operations	$0.00	0.00
Net income (loss) attributable to Red Lion Hotels Corporation	$0.97	0.00
Weighted average shares — diluted (2)	19,182	18,651

EBITDA (1,3)	$39,150	$7,365	$31,785	n/m
EBITDA as a percentage of revenues	86.3%	17.3%

EBITDA from continuing operations (1,3)	$39,150	$7,549	$31,601	n/m
EBITDA from continuing operations as a percentage of revenues	86.3%	17.8%

(1)	Includes $33.5 million gain on the sale of hotel property located in Seattle, as discussed further in this release under Disclosure of Special Items.

(2)	For the three months ended June 30, 2011 40,157 of the 335,926 options to purchase common shares outstanding as of that date were considered dilutive, as were 74,740 of the 303,974 restricted stock units outstanding. For the three months ended June 30, 2010, 125,384 of the 904,189 options to purchase common shares outstanding as of the date were considered dilutive. Of the 262,684 restricted stock units outstanding, 60,738 shares were considered dilutive during the second quarter of 2010. For both comparative periods, all of the 44,837 convertible operating partnership units were considered dilutive.

(3)	The definition of “EBITDA” and how that measure relates to net income attributable to Red Lion Hotels Corporation is discussed further in this release under Non-GAAP Financial Measures.

Red Lion Hotels Corporation
Consolidated Statements of Operations
(unaudited)
($ in thousands, except footnotes)

	Six months ended June 30,
	2011	2010	$ Change	% Change

Revenue:
Hotels	$69,434	$69,253	$181	0.3%
Franchise	1,652	1,447	205	14.2%
Entertainment	7,440	4,818	2,622	54.4%
Other	1,126	1,239	(113)	-9.1%

Total revenues	79,652	76,757	2,895	3.8%

Operating expenses:
Hotels	57,782	55,212	2,570	4.7%
Franchise	1,964	1,388	576	41.5%
Entertainment	6,752	3,999	2,753	68.8%
Other	828	835	(7)	-0.8%
Depreciation and amortization	10,063	10,374	(311)	-3.0%
Hotel facility and land lease	4,298	3,526	772	21.9%
Loss (gain) on asset dispositions, net (1)	(33,583)	(155)	33,428	n/m
Undistributed corporate expenses (2)	2,897	3,805	(908)	-23.9%

Total expenses	51,001	78,984	(27,983)	-35.4%

Operating income (loss)	28,651	(2,227)	30,878	n/m

Other income (expense):
Interest expense	(4,573)	(4,550)	(23)	-0.5%
Other income, net	385	46	339	n/m

Income (loss) before income taxes	24,463	(6,731)	31,194	n/m

Income tax (benefit) expense	10,474	(2,573)	(13,047)	n/m

Net income (loss) from continuing operations	13,989	(4,158)	18,147	n/m

Discontinued operations:
Income (loss) from operations of discontinued business units, net of income tax (benefit) expense of ($142)	—	(283)	283	100.0%

Net income (loss) from discontinued operations	—	(283)	283	100.0%

Net income (loss)	13,989	(4,441)	18,430	n/m

Less: Net income or loss attributable to noncontrolling interest	(102)	9	(111)	n/m
	—

Net income (loss) attributable to Red Lion Hotels Corporation (1,2)	$13,887	$(4,432)	$18,319	n/m

Earnings per share — basic
Net income (loss) from continuing operations	$0.74	$(0.23)
Net Income (loss) from discontinued operations	$0.00	$(0.01)
Net income (loss) attributable to Red Lion Hotels Corporation	$0.73	$(0.24)
Weighted average shares — basic (3)	18,999	18,345

Earnings per share — diluted
Net income (loss) from continuing operations	$0.73	$(0.23)
Net Income (loss) from discontinued operations	$0.00	$(0.01)
Net income (loss) attributable to Red Lion Hotels Corporation	$0.72	$(0.24)
Weighted average shares — diluted (3)	19,163	18,345

EBITDA (1,2,4)	$38,997	$7,803	$31,194	n/m
EBITDA as a percentage of revenues	49.0%	10.2%

EBITDA from continuing operations (1,2,4)	$38,997	$8,202	$30,795	n/m
EBITDA from continuing operations as a percentage of revenues	49.0%	10.7%

(1)	Includes $33.5 million gain on the sale of hotel property located in Seattle, as discussed further in this release under Disclosure of Special Items.

(2)	Includes $1.2 million of cash and non-cash expense recorded in the first quarter of 2010 related to the separation of the company’s former President and CEO, as discussed further in this release under Disclosure of Special Items.

(3)	For the six months ended June 30, 2011, 42,260 of the 335,926 options to purchase common shares outstanding as of that date were considered dilutive as were 99,670 of the 303,974 restricted stock units outstanding. In addition, 22,542 of the 44,837 convertible operating partnership units were considered dilutive. For the six months ended June 30, 2010 none of the 904,189 options to purchase common shares outstanding were considered dilutive due to the loss for the period, nor were any of the 262,684 restricted stock units outstanding or 44,837 convertible operating partnership units.

(4)	The definition of “EBITDA” and how that measure relates to net income attributable to Red Lion Hotels Corporation is discussed further in this release under Non-GAAP Financial Measures.

Red Lion Hotels Corporation
Consolidated Balance Sheets
(unaudited)
($ in thousands, except share data)

	June 30,	December 31,
	2011	2010
Assets:
Current assets:
Cash and cash equivalents	$46,818	$4,012
Restricted cash	4,707	4,120
Accounts receivable, net	6,532	5,985
Inventories	1,519	1,328
Prepaid expenses and other	3,090	1,937
Assets held for sale	9,805	—

Total current assets	72,471	17,382

Property and equipment, net	227,574	272,030
Goodwill	22,749	28,042
Intangible assets, net	7,961	7,984
Other assets, net	5,991	6,044

Total assets	$336,746	$331,482

Liabilities:
Current liabilities:
Accounts payable	$4,893	$7,146
Accrued payroll and related benefits	5,023	4,367
Accrued interest payable	255	276
Advance deposits	931	487
Other accrued expenses	11,554	10,178
Revolving credit facility	—	18,000
Long-term debt, due within one year	24,594	25,275

Total current liabilities	47,250	65,729

Long-term debt, due after one year	50,901	51,877
Deferred income	4,891	4,859
Deferred income taxes	16,955	7,427
Debentures due Red Lion Hotels Capital Trust	30,825	30,825

Total liabilities	150,822	160,717

Stockholders’ equity:
Red Lion Hotels Corporation stockholders’ equity
Preferred stock - 5,000,000 shares authorized; $0.01 par value; no shares issued or outstanding	—	—
Common stock - 50,000,000 shares authorized; $0.01 par value; 19,067,541 and 18,869,254 shares issued and outstanding	191	189
Additional paid-in capital, common stock	148,002	146,834
Retained earnings	37,624	23,737

Total Red Lion Hotels Corporation stockholders’ equity	185,817	170,760

Noncontrolling interest	107	5

Total equity	185,924	170,765

Total liabilities and stockholders’ equity	$336,746	$331,482

Red Lion Hotels Corporation
Consolidated Statement of Cash Flows
(unaudited)
($ in thousands)

	Six months ended June 30,
	2011	2010
Operating activities:
Net income (loss)	$13,989	$(4,441)
Adjustments to reconcile net income (loss) attributable to Red Lion Hotels Corporation to net cash provided by (used in) operating activities:
Depreciation and amortization	10,063	10,400
Gain on disposition of property, equipment and other assets, net	(33,583)	(155)
Deferred income tax provision (benefit)	9,589	(2,926)
Equity in investments	23	25
Stock based compensation expense	655	1,050
Provision for doubtful accounts	65	131
Change in current assets and liabilities:
Restricted cash	(587)	(1,422)
Accounts receivable	(612)	(1,851)
Inventories	(229)	69
Prepaid expenses and other	(1,153)	(600)
Accounts payable	(2,253)	3,501
Accrued payroll and related benefits	656	2,868
Accrued interest payable	(21)	(17)
Deferred income	275	—
Other accrued expenses and advance deposits	1,812	2,733

Net cash (used in) provided by operating activities	(1,311)	9,365

Investing activities:
Purchases of property and equipment	(3,070)	(3,832)
Proceeds from disposition of property and equipment	68,331	8
Advances to Red Lion Hotels Capital Trust	(27)	(27)
Other, net	(694)	198

Net cash (used in) provided by investing activities	64,540	(3,653)

Financing activities:
Borrowings on revolving credit facility	10,000	4,500
Repayment of revolving credit facility	—	(9,500)
Retirement of revolving credit facility	(28,000)	—
Repayment of long-term debt	(1,657)	(1,570)
Proceeds from stock options exercised	513	304
Proceeds from issuance of common stock under employee stock purchase plan	63	71
Additions to deferred financing costs	(1,220)	(171)
Common stock redeemed	(122)	(84)

Net cash (used in) provided by financing activities	(20,423)	(6,450)

Net change in cash from operating activities of discontinued operations	—	1

Change in cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	42,806	(737)
Cash and cash equivalents at beginning of period	4,012	3,882

Cash and cash equivalents at end of period	$46,818	$3,145

Red Lion Hotels Corporation
Additional Hotel Statistics
(unaudited)
System-wide Hotels as of June 30, 2011

			Meeting Space
	Hotels	Rooms	(sq. ft.)

Red Lion Owned and Leased Hotels (1)	30	5,824	290,766
Red Lion Franchised Hotels (1)	14	2,633	133,621

Total Red Lion Hotels	44	8,457	424,387

Comparable Hotel Statistics (1)

	Three months ended June 30, 2011			Three months ended June 30, 2010
	Average			Average
	Occupancy (2)	ADR (3)	RevPAR (4)	Occupancy (2)	ADR (3)	RevPAR (4)

Owned and Leased Hotels	61.3%	$82.20	$50.43	58.4%	$81.23	$47.44
Franchised Hotels	68.7%	$86.19	$59.19	62.2%	$88.79	$55.23

Total System Wide	63.3%	$83.35	$52.75	59.4%	$83.32	$49.51

Change from prior comparative period:
Owned and Leased Hotels	2.9	1.2%	6.3%
Franchised Hotels	6.5	-2.9%	7.2%

Total System Wide	3.9	0.0%	6.5%

	Six months ended June 30, 2011			Six months ended June 30, 2010
	Average			Average
	Occupancy (2)	ADR (3)	RevPAR (4)	Occupancy (2)	ADR (3)	RevPAR (4)

Owned and Leased Hotels	54.4%	$80.11	$43.56	53.0%	$79.64	$42.21
Franchised Hotels	61.9%	$84.64	$52.42	56.3%	$86.10	$48.48

Total System Wide	56.4%	$81.43	$45.91	53.9%	$81.43	$43.87

Change from prior comparative period:
Owned and Leased Hotels	1.4	0.6%	3.2%
Franchised Hotels	5.6	-1.7%	8.1%

Total System Wide	2.5	0.0%	4.7%

(1)	Includes all hotels owned, leased and franchised, presented on a comparable basis for hotel statistics. The Seattle property has been excluded from the owned and leased hotel statistics and included in the franchised statistics for all periods shown

(2)	Average occupancy represents total paid rooms divided by total available rooms. Total available rooms represents the number of rooms available multiplied by the number of days in the reported period and includes rooms taken out of service for renovation.

(3)	Average daily rate (“ADR”) represents total room revenues divided by the total number of paid rooms occupied by hotel guests.

(4)	Revenue per available room (“RevPAR”) represents total room and related revenues divided by total available rooms.

Red Lion Hotels Corporation
Comparable Operating Data
(unaudited)

($ in thousands)
Certain operating results for the periods included in this report are shown on a comparable hotel basis. Comparable hotels are defined as properties that are owned or leased by the company and the operations of which are included in the consolidated results for the entirety of the reporting periods being compared.

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Comparable total revenue(2)	$42,234	$38,628	$73,665	$70,153

Comparable hotel revenue (2)	36,130	34,805	63,447	62,649

Comparable hotel operating expense (3)	28,117	26,237	53,143	50,629

Comparable hotel direct operating profit (1)	8,013	8,568	10,304	12,020
Comparable hotel direct operating margin (1)	22.2%	24.6%	16.2%	19.2%

Comparable total EBITDA before special items(4)	$4,599	$6,104	$3,747	$7,400

(1)	Operating profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP margins are calculated using amounts presented in the consolidated statements of operations. Comparable margins are calculated using amounts presented in the table above.

(2)	The reconciliation of total and hotel revenue per the consolidated statements of operations to comparable total and hotel revenue is as follows:

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Total revenue per the consolidated statements of operations	$45,380	$42,455	$79,652	$76,757
less: Revenue from Seattle Fifth Avenue property	(3,146)	(3,827)	(5,987)	(6,604)

Comparable total revenue	$42,234	$38,628	$73,665	$70,153

Hotel revenue per the consolidated statements of operations	$39,276	$38,632	$69,434	$69,253
less: Revenue from Seattle Fifth Avenue property	(3,146)	(3,827)	(5,987)	(6,604)

Comparable hotel revenue	$36,130	$34,805	$63,447	$62,649

(3)	The reconciliation of hotel operating expense per the consolidated statements of operations to comparable hotel operating expense is as follows:

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Hotel operating expense per the consolidated statements of operations	$30,613	$28,620	$57,782	$55,212
less: Operating expense from Seattle Fifth Avenue property	(2,496)	(2,383)	(4,639)	(4,583)

Comparable hotel operating expense	$28,117	$26,237	$53,143	$50,629

(4)	The reconciliation of EBITDA before special items per the table titled “Disclosure of Special Items” to comparable total EBITDA before special items is as follows:

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
EBITDA before special items per the table “Disclosure of Special Items”	$5,601	$7,549	$5,448	$9,421
less: EBITDA of Seattle Fifth Avenue property	(1,002)	(1,445)	(1,701)	(2,020)

Comparable total EBITDA before special items	$4,599	$6,104	$3,747	$7,401

Red Lion Hotels Corporation
Disclosure of Special Items
(unaudited)
During the second quarter 2011, the Company recorded a $33.5 million gain from the sale of its Red Lion Hotel on Fifth Avenue in Seattle, Washington and in the first quarter of 2010, the Company recorded an expense of $1.2 million resulting from the separation of the Company’s former President and Chief Executive Officer. As a result, the operations as presented in the accompanying financial statements for the three and six months ended June 30, 2011 compared to 2010 do not reflect a meaningful comparison between periods. The following table represents a reconciliation of certain earnings measures before special items to net income / (loss) from continuing operations.

	Three months ended June 30, 2011			Three months ended June 30, 2010
	Net income / (loss)			Net income / (loss)
	from continuing			from continuing
($ in thousands except per share data)	operations	EBITDA	Diluted EPS	operations	EBITDA	Diluted EPS

Amount before special items	$(363)	$5,601	$(0.02)	$67	$7,549	0.00
Special items:
Gain on asset disposition (1)	33,549	33,549	1.75	—	—	—
Income tax benefit (expense) of special items, net (3)	(14,426)	—	(0.75)	—	—	—

Amount per consolidated statement of operations	$18,760	$39,150	$0.98	$67	$7,549	0.00

	Six months ended June 30, 2011			Six months ended June 30, 2010
	Net income / (loss)			Net income / (loss)
	from continuing			from continuing
($ in thousands except per share data)	operations	EBITDA	Diluted EPS	operations	EBITDA	Diluted EPS

Amount before special items	$(5,134)	$5,448	$(0.27)	$(3,372)	$9,421	$(0.18)

Special items:
Gain on asset disposition (1)	33,549	33,549	1.75	—	—	—
Separation costs (2)	—	—		(1,219)	(1,219)	(0.07)
Income tax benefit (expense) of special items, net (3)	(14,426)	—	(0.75)	433	—	0.02

Amount per consolidated statement of operations	$13,989	$38,997	$0.73	$(4,158)	$8,202	$(0.23)

(1)	Amount as included in the line item “Loss (gain) on asset dispositions, net” on the accompanying consolidated statements of operations.

(2)	Amount as included in the line item “Undistributed corporate expenses” on the accompanying consolidated statements of operations.

(3)	Represents taxes on special items at the Company’s expected incremental tax rate as applicable.

Red Lion Hotels Corporation
Reconciliation of EBITDA to Net Income Attributable to Red Lion Hotels Corporation
(unaudited)
($ in thousands)
The following is a reconciliation of EBITDA and EBITDA from continuing operations to net income (loss) attributable to Red Lion Hotels Corporation for the periods presented:

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
EBITDA	$39,150	$7,365	$38,997	$7,803
Income tax benefit (expense)	(13,473)	60	(10,474)	2,715
Interest expense	(2,272)	(2,314)	(4,573)	(4,550)
Depreciation and amortization	(4,757)	(5,175)	(10,063)	(10,400)

Net income (loss) attributable to Red Lion Hotels Corporation	$18,648	$(64)	$13,887	$(4,432)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
EBITDA from continuing operations	$39,150	$7,549	$38,997	$8,202
Income tax benefit (expense)	(13,473)	(6)	(10,474)	2,573
Interest expense	(2,272)	(2,314)	(4,573)	(4,550)
Depreciation and amortization	(4,757)	(5,164)	(10,063)	(10,374)
Discontinued operations, net of tax	—	(129)	—	(283)

Net income (loss) attributable to Red Lion Hotels Corporation	$18,648	$(64)	$13,887	$(4,432)

NON-GAAP FINANCIAL MEASURES
EBITDA is defined as net income attributable to Red Lion Hotels Corporation, before interest, taxes, depreciation and amortization. EBITDA is considered a non-GAAP financial measurement. We believe it is a useful financial performance measure for us and for our shareholders and is a complement to net income attributable to Red Lion Hotels Corporation and other financial performance measures provided in accordance with generally accepted accounting principles in the United States (“GAAP”).
We use EBITDA to measure financial performance because it excludes interest, taxes, depreciation and amortization, which bear little or no relationship to operating performance. By excluding interest expense, EBITDA measures our financial performance irrespective of our capital structure or how we finance our properties and operations. We generally pay federal and state income taxes on a consolidated basis, taking into account how the applicable taxing laws apply to our company in the aggregate. By excluding taxes on income, we believe EBITDA provides a basis for measuring the financial performance of our operations excluding factors that our hotels and other operations cannot control. By excluding depreciation and amortization expense, which can vary from hotel to hotel based on historical cost and other factors unrelated to the hotels’ financial performance, EBITDA measures the financial performance of our hotels without regard to their historical cost. For all of these reasons, we believe that EBITDA provides us and investors with information that is relevant and useful in evaluating our business.
However, because EBITDA excludes depreciation and amortization, it does not measure the capital we require to maintain or preserve our long-lived assets. In addition, because EBITDA does not reflect interest expense, it does not take into account the total amount of interest we pay on outstanding debt nor does it show trends in interest costs due to changes in our borrowings or changes in interest rates. EBITDA, as defined by us, may not be comparable to EBITDA as reported by other companies that do not define EBITDA exactly as we define the term. Because we use EBITDA to evaluate our financial performance, we reconcile all EBITDA measures to net income attributable to Red Lion Hotels Corporation, which is the most comparable financial measure calculated and presented in accordance with GAAP. EBITDA does not represent cash provided by operating activities determined in accordance with GAAP, and should not be considered as an alternative to operating income or net income attributable to Red Lion Hotels Corporation determined in accordance with GAAP as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.